CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-17334, 33-21938, 33-21942, 33-27797, 33-91180, 333-05430, 333-10278, 333-10274 and 333-105360) of Placer Dome Inc. of our report dated June 19, 2003, with respect to the financial statements and schedule of the Placer Dome America 401(k) Savings Plan (formerly Placer Dome U.S., Inc. Investment Savings Plan) included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/Ernst & Young LLP

Minneapolis, Minnesota,
June 27, 2003